UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2020 (February 7, 2020)

Acreage Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

366 MADISON AVENUE, 11TH FLOOR

NEW YORK, NEW YORK, 10017, UNITED STATES

(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares, no par value	ACRGF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agency Agreement

On February 10, 2020, Acreage Holdings, Inc. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with Canaccord Genuity Corp. (the “Agent”) relating to the sale of up to 6,085,192 special warrants of the Company (the “Special Warrants”) at a price of $4.93 per Special Warrant (the “Issue Price”), for aggregate gross proceeds to the Company of approximately $30,000,000.

Each Special Warrant will be automatically exercised, for no additional consideration, under and subject to the terms of the Agency Agreement and the special warrant indenture dated February 10, 2020 between the Company and Odyssey Trust Company, for one unit of the Company (each a “Unit”). Each Unit will be comprised of: (i) one Class A subordinate voting share of the Company (each, a “Subordinate Voting Share”) and (ii) one Subordinate Voting Share purchase warrant of the Company (each, a “Warrant”). Each Warrant will entitle the holder thereof to purchase one Subordinate Voting Share (each, a “Warrant Share”) for a period of sixty months after the closing date at a price of $5.80 per Warrant Share (subject to adjustment in certain circumstances). Automatic exercise will take place on that day (the “Qualification Date”) which is 3 business days following the earlier of: (i) (A) the Company filing an amendment to its shelf prospectus (the “Prospectus Supplement”) qualifying the distribution of the Subordinate Voting Shares and the Warrants with the securities regulatory authorities in each Province of Canada other than Quebec, Prince Edward Island and Newfoundland and Labrador; and (B) the Company filing an amendment to its shelf registration statement on Form F-10 registering the issuance of the Subordinate Voting Shares and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants (the “Qualification Registration Statement”) which is declared effective by the SEC; and (ii) June 11, 2020.

In addition, the Company has agreed to grant to Anson Advisors Inc. (the “Lead Purchaser”) an option (the “Purchaser’s Option”) to permit purchasers to purchase, in such proportion among the purchasers as the Lead Purchaser may determine: (i) up to 4,056,795 additional Special Warrants (the “Additional Special Warrants”) at the Issue Price or (ii) if the Qualification Date (as defined in the Agency Agreement) occurs prior to the exercise of the Purchaser’s Option, 4,056,795 additional Units (the “Additional Units”, and together with the Additional Special Warrants, the “Additional Securities”) at a price of $4.93 per Additional Unit, for additional aggregate proceeds to the Company of approximately $20,000,000. The Purchaser’s Option is exercisable by the Lead Purchaser at any time at or after the time of closing until 8:00 a.m. (Eastern time) on March 16, 2020. The Prospectus Supplement will qualify the issuance of the Additional Units, and the Qualification Registration Statement will register the issuance of the Additional Units and the issuance of shares upon exercise of the Additional Warrants.

In consideration for the Agent agreeing to act as agent to find the purchasers of Special Warrants and the Purchaser’s Option on a commercially reasonable “best efforts” private placement basis, the Company agrees to pay to the Agent at the time of closing of the issue of the Special Warrants and at the time of exercise of the Purchaser’s Option in whole or in part, as applicable, a cash commission (the “Cash Commission”) in an amount equal to 6.0% of the gross proceeds received by the Company from the issue and sale of: (i) the Special Warrants and (ii) Additional Securities.

The Agency Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions.

In connection with the Agency Agreement and the securities contemplated thereby, the Company has prepared and filed with the United States Securities Commission (“the “SEC”) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System a registration statement on Form F-10, as amended (File No. 333-232313), under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

Credit Agreement

On February 7, 2020, the Company entered into a credit agreement (the “Credit Agreement”) through its subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), ############# as administrative agent and the institutional lenders (the “Lender”) that may be parties thereto.

The Credit Agreement provides for a secured credit facility in the amount of $100,000,000 (“Credit Facility”), which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the Credit Agreement will be guaranteed the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50,000,000 in cash deposited in a bank account of the Company (the “Restricted Account”). The Company will arrange to obtain such cash through a separate transaction (the “Loan Transaction”). The Company expects to draw down on the first tranche of the Credit Facility, $49,000,000, in February 2020, subject to satisfaction of certain closing conditions including completion of the Loan Transaction.

The interest payable on the Credit Facility will be (a) 2.55% per annum on the first tranche, 1.25% per annum on the second tranche, and a rate to be negotiated for the third tranche for the first year; and (b) a rate to be negotiated for the second year. The Borrower will be entitled to draw down on the remaining $51,000,000 of the Credit Facility in two further tranches, if each additional tranche is secured by cash collateral equal to the additional amount drawn down under that tranche plus $1,000,000.

The Credit Agreement contains representations and warranties, and affirmative, negative and financial covenants that are customary for facilities of this type.  The negative covenants include, without limitation, certain limits on the ability of the Borrower and Guarantor to: incur indebtedness and liens; consummate mergers, consolidations, amalgamations, winding-up or other similar transactions; dispose of certain assets; make any material change to the nature of its business; and enter into a registered pension plan or collective bargaining agreement. The financial covenant requires, so long as any amount is owing under the Credit Agreement, the Guarantor maintain in the Restricted Account an amount equal to the total amount drawn down on the Credit Facility plus $1,000,000.

The Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds, and notice requirements), including, but not limited to, nonpayment of principal or interest, breaches of representations and warranties, failure to maintain a perfected Security Interest, failure of the Guarantor to perform or observe its covenants, change of control events and certain bankruptcy-related events or proceedings. On the occurrence and continuance of an event of default, the Lender may, by written notice, terminate its obligations to make further advances through draw downs under the Credit Facility and/or declare all obligations under the Credit Agreement to be immediately due and payable.

Special Warrant Indenture and Warrant Indenture

On February 10, 2020, the Company entered into (i) a special warrant indenture (the “Special Warrant Indenture”) with Odyssey Trust Company (the “Warrant Agent”) and (ii) a warrant indenture (the “Warrant Indenture”) with the Warrant Agent.

The Special Warrant Indenture provides for the creation of the Special Warrants. The Special Warrant Indenture sets forth the terms and conditions pursuant to which each Special Warrant will be automatically exercised, for payment of no additional consideration, for one Unit, which will be comprised one Subordinate Voting Share and one Warrant, and sets forth the mechanics for the issuance of the underlying Unit on automatic exercise. The Special Warrant Indenture further sets forth the rights of each Special Warrant holder in respect to the Special Warrants.

The Warrant Indenture provides for the creation of the Warrants underlying the Special Warrants. The Warrant Indenture sets forth the exercise terms of the Warrants and the mechanics for the exercise of the Warrants and the issuance of the Warrant Shares. The Warrant Indenture further sets forth the rights of each Warrant holder in respect to the Warrants.

The foregoing is a summary of certain material terms and conditions of the Agency Agreement, Credit Agreement, Special Warrant Indenture and Warrant Indenture, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by the full text of the Agency Agreement, Credit Agreement, Special Warrant Indenture and Warrant Indenture, attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On February 10, 2020 (the “Closing Date”), the Company closed a private placement of $30,000,000 of Special Warrants, at a price of $4.93 per Special Warrant. The Special Warrants will automatically be exercised, without any further consideration, into Units on the Qualification Date.

Each Unit issued on automatic exercise of the Special Warrants will be comprised of one Subordinate Voting Share and one Warrant. Each Warrant is exercisable for a period of five years from the Closing Date at an exercise price of $5.80 per Share (the “Exercise Terms”). The net proceeds from the private placement will be used for working capital and general corporate purposes.

The Lead Purchaser for the private placement was additionally granted an option to purchase up to $20,000,000 of either additional Special Warrants or, if the Prospectus Supplement is filed prior to the exercise of the Purchaser’s Option, Units. The Purchaser’s Option is exercisable by the lead subscriber at any time until 8:00 a.m. on March 16, 2020.

The Special Warrants were issued offshore of the United States in reliance on an exemption from registration under the U.S. Securities Act pursuant to Rule 903 of Regulation S promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Credit Facility and the private placement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the U.S. Securities Act or the Exchange Act, irrespective of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Agency Agreement dated February 10, 2020
4.1	Credit Agreement dated February 7, 2020
4.2	Special Warrant Indenture dated February 10, 2020
4.3	Warrant Indenture dated February 10, 2020
99.1	News Release dated February 7, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acreage Holdings, Inc.

Date:	February 13, 2020	By:	/s/ Glen Leibowitz
Glen Leibowitz
Chief Financial Officer